UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 30, 2015

Furmanite Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-05083	74-1191271
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10370 Richmond Avenue, Suite 600 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-634-7777
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Furmanite Corporation (the “Company”) held on June 30, 2015, the following proposals were submitted to stockholders with the following final results:

(1)
The election of seven (7) directors nominated by the Company’s Board of Directors to serve until the 2016 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Kathleen G. Cochran	24,962,590	4,235,496	6,298,516
Jeffery G. Davis	28,250,843	947,243	6,298,516
David E. Fanta	28,245,621	952,465	6,298,516
Kevin R. Jost	27,967,977	1,230,109	6,298,516
John K.H. Linnartz	28,246,968	951,118	6,298,516
Joseph E. Milliron	27,949,234	1,248,852	6,298,516
Ralph J. Patitucci	24,538,957	4,659,129	6,298,516

(2)	To cast a non-binding advisory vote on compensation of the Company’s Named Executive Officers.

For	13,978,701
Against	13,738,613
Abstain	1,480,772
Broker Non-Votes	6,298,516

(3)	The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	35,283,986
Against	117,822
Abstain	94,794
Broker Non-Votes	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Furmanite Corporation

Date: July 6, 2015	By:	/s/ ROBERT S. MUFF
Robert S. Muff
Chief Financial Officer and Chief Administrative Officer